Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form No. S-8 (No. 333-140581) of Mellanox Technologies, Ltd. of our report dated March 23, 2007 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP San Jose, California
March 23, 2007